UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue, City of Industry, California	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2005, we announced that Maria Comfort will join us as our Senior Vice President, Chief Merchandise Officer, in a press release attached hereto as Exhibit 99.1 and incorporated herein by reference. We have entered into an employment letter with Ms. Comfort, effective upon commencement of her employment scheduled for August 22, 2005, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.3 is a copy of a press release that Hot Topic, Inc. issued on August 17, 2005 containing certain financial information for the second quarter ended July 30, 2005.

The information in this Item 2.02 and the corresponding exhibit are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

99.1	Press Release of Hot Topic, Inc. dated August 17, 2005.

99.2	Employment Offer Letter dated July 11, 2005, between Hot Topic, Inc. and Maria Comfort.

99.3	Press Release of Hot Topic, Inc. dated August 17, 2005.

[Remainder of page intentionally left blank; signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

By:	/s/ JAMES MCGINTY
James McGinty Chief Financial Officer

Date: August 17, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Hot Topic, Inc. on August 17, 2005.

99.2	Employment Offer Letter dated July 11, 2005, between Hot Topic, Inc. and Maria Comfort.

99.3	Press Release issued by Hot Topic, Inc. on August 17, 2005.